EUROPEAN INVESTOR SERVICES LTD
               INTERNATIONAL INVESTOR COMMUNICATIONS 1& RELATIONS

                                CLIENT AGREEMENT

     This Public Relations Services Agreement is made on the 5th day of February 1999 between the following parties under the Terms and Conditions set out hereunder:

1. PARTIES

The parties to this Agreement are:
EUROPEAN INVESTOR SERVICES LTD. (hereinafter known as EIS ), a company incorporated in the United Kingdom and whose registered office is situated at 17/18 Dover Street, London W1X 4DQ, England and
CRYOPAK INDUSTRIES INC (hereinafter known as the 'Company'), Whose head office is situated at Suite 1120-625 Howe Street, Vancouver BC, Canada V6C2T6.

2. WHEREAS

The Company has requested EIS to provide European Investor Relations, and Financial Media Relations for Cryopak Industries Inc. (the'Company').

3. SERVICES

The following general services will be provided by EIS during the term of this agreement:

     Identifying and maintaining a database of the Target Audience and fostering an interest in the company by direct liaison, including organizing one to one meetings, with institutional investment professionals and key private investors. The opportunity exists to produce a report identifying current shareholders of company in your sectoral peer group, utilizing our online CDA database at a reduced cost.

     Identifying current major shareholders,analyzing their current attitudes to your company, and reporting to you on this.

     Ensuring on-going contact with the Target Audience and existing investors, updating them with regular information by telephone, fax and mail, to include timely distribution of quarterly financials, annual reports, news/press releases, brokers reports and other relevant corporate information. EIS shall obtain the company's approval of all written material prior to any distribution of same.

     Providing information to, and raising the company's profile with the financial media, broadsheets and news agencies and coordinating coverage. Ensure participation in regional / sectoral survey features. Ensure distribution of press releases and relevant information to news agencies i.e. Press Association News, Dow Jones, Reuters, Bloomberg where appropriate, Assess possibilities for stories in the broadcast media i.e. business radio and television.

     Encourage  industry   and   financial  analysts  to follow the  company and
encourage the production of broker's reports.

     Advising on corporate matters including presentation of your corporate strategy, possibilities for share buy-backs, acquisitions, joint ventures, etc. Advising on the opportunities and methods of financing available to the company, and the possibilities and benefits of listing on other exchanges.

     Providing representative office in London including use of boardroom, and general administrative support where necessary.

4. REMUNERATION

EIS will be remunerated as follows:

(i) A Fee of 2,000 (Two thousand pounds) per month or part thereof payable monthly in advance, commencing on the first day of this agreement, and to cover day to day time and administrative costs incurred in the performance of the services, Extraordinary items such as organizing roadshows, providing promotional literature, arranging mailshots and entertaining clients on the company's behalf, to be priced separately with the company's prior agreement or treated as out-of-pocket expenses, subject to the provisions of Clause 4 (ii) hereunder.

(ii) All travel/subsistence or other out-of-pocket expenses or costs incurred in the performance of the services with the prior consent of the company being required for all expense items over 200 (two hundred pounds).

(iii) All other investigatory costs and expenses, undertaken with the prior consent of the company, including the use of outside consultants and carried out in good faith in the performance of this Agreement.

(iv) All bought in items are charged to the client at cost plus a 15% handling charge.

5. CONFIDENTIALITY

Both parties will treat all information provided to the other with the utmost confidentiality, except as may be required to be disclosed in the reasonable performance of this Agreement.

6. TERM

This Agreement will take effect on the 5th day of February, 1999 and remain in force for six months from the date of signing whereupon it may be extended upon the agreement of both parties. However, the remuneration of 2000 (two thousand pounds) per month is subject to review after three months upon the written agreement of both parties.

6.1 TERMINATION

Nonwithstanding any other provision of this Agreement, the Agreement may be terminated at any time by either Party upon 30 days written notice to the other Party.

7.GENERAL

Separability
The enforceability or unenforceability of any particular provision of this Agreement shall not affect the other provisions herein and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted.

8. LAW

The terms of this Agreement shall be construed and governed in accordance with the laws of the United Kingdom. EIS agrees to act in the company's best interest and to comply with applicable laws including securities laws in addition, EIS acknowledges being familiar with policy 8 of the VSE.

Signed this 5th day of February 1999 by the parties to this Agreement as,

CRYOPAK INDUSTRIES INC (The Company)

---------------- Director

EUROPEAN INVESTOR SERVICES (EIS)

---------------  Director